UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
August 31, 2018
Valhi, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-5467	87-0110150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Item 1.02.	Termination of a Material Definitive Agreement.
Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information set forth in Item Nos. 1.01 and 1.02 of the registrant's Current Report on Form 8-K dated May 30, 2018 and filed with the Securities and Exchange Commission on June 4, 2018 (the "Prior Current Report") is incorporated herein by reference.  Capitalized terms used and not otherwise defined herein shall have the meaning given to such terms as reflected in the Prior Current Report.

Effective August 31, 2018, the Collateral Trust completed the Sale of the AGM Interest to Snake River for consideration consisting of $12.5 million in cash and the deemed payment in full by the registrant of the Notes ($250 million principal amount outstanding under the Notes at the time the Sale was completed).  Accordingly, the Notes are deemed repaid in full and the registrant has no further obligation to Snake River under the Notes.  Concurrent with completing the Sale, each of the Other Agreements was terminated.

Completion of the Sale, and the termination of each of the Other Agreements, was evidenced by a Closing Agreement entered into and effective as of August 31, 2018 by and between the registrant, ASC, Snake River, Amalgamated, the Collateral Trust and the other parties named therein (the "Closing Agreement").  A copy of the Closing Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.  The foregoing description of the Closing Agreement does not purport to be complete and is qualified in its entirety by reference to the Closing Agreement.  This summary of the principal terms of the Closing Agreement and the copy of the Closing Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the registrant and its subsidiaries or affiliates. The representations, warranties and covenants contained in the Closing Agreement were made solely for purposes of the Closing Agreement and as of specific dates, were solely for the benefit of the parties to the Closing Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Closing Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Closing Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the registrant. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Closing Agreement, which subsequent information may or may not be fully reflected in the registrant's public disclosures.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Exhibit Index

10.1
Closing Agreement dated August 31, 2018 by and between the registrant, ASC Holdings, Inc., Snake River Sugar Company, The Amalgamated Sugar Company LLC, the Amalgamated Collateral Trust and the other parties named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valhi, Inc.
(Registrant)

By: /s/ Gregory M. Swalwell
Date: September 5, 2018	Gregory M. Swalwell, Executive Vice President, Chief Financial Officer and Chief Accounting Officer